EliteDesigns® Variable Annuity Application

Questions? Call our Service Center at 877-700-6847.

Instructions

Complete the entire form to establish a new EliteDesigns® Variable Annuity Contract. Please type or print.

1. Choose Type of Annuity Contract

Please select the annuity type:	mNon-Qualified	mRoth IRA	mTraditional IRA

Initial Contribution $

For IRAs only: Current Year $		Prior Year $	Rollover $

2. Provide Annuitant Information

Name of Annuitant				mMale	mFemale
First	MI	Last
Mailing Address
Street Address		City	State	ZIP Code

Residential Address
(if different from mailing address) Street Address		City	State	ZIP Code

Social Security Number/Tax I.D. Number	Date of Birth
(mm/dd/yyyy)
Daytime Phone Number	Home Phone Number

3. Provide Contractowner Information

❒ Same as Annuitant

Name of Contractowner				mMale	mFemale
First	MI	Last
Mailing Address
Street Address		City	State	ZIP Code

Residential Address
(if different from mailing address) Street Address		City	State	ZIP Code

Social Security Number/Tax I.D. Number			Date of Birth
(mm/dd/yyyy)

Daytime Phone Number	Home Phone Number

4. Provide Joint Owner Information

Name of Joint Owner					mMale	mFemale
	First	MI	Last
Mailing Address
Street Address			City	State	ZIP Code

Residential Address
(if different from mailing address) Street Address			City	State	ZIP Code

Social Security Number/Tax I.D. Number				Date of Birth
(mm/dd/yyyy)

Daytime Phone Number		Home Phone Number

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5. Provide Primary and Contingent Beneficiary(ies)

For additional Beneficiaries, please attach a separate list to the end of this application.
	Primary Beneficiary Name	Social Security No.	DOB (mm/dd/yyyy)	Relationship to Owner	% of Benefit
1.
2.
3.
4.

	Contingent Beneficiary Name	Social Security No.	DOB (mm/dd/yyyy)	Relationship to Owner	% of Benefit
1.
2.

6. Provide Replacement Information

Do you currently have any existing annuity or insurance policies? mYes mNo
Does this proposed contract replace or change any existing annuity or insurance policy? mYes mNo If yes, please list the following for all life insurance or annuity contracts to be replaced:

Current Carrier Name	Contract/Policy Number

7. Choose Optional Return of Premium Death Benefit Rider

❒Return of Premium Death Benefit Rider.

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8. Indicate Investment Directions (continued on page 4)

Please indicate your investment preferences below. Please use whole percentages totaling 100%

%	Alger Capital	%	Franklin Large Cap	%	Invesco Van	%	MFS® VIT Investors
	Appreciation		Value Securities		Kampen V.I.		Growth Stock
%	Alger Large Cap	%	Franklin Mutual		Mid Cap Growth	%	MFS® VIT Investors
	Growth		Global	%	Invesco Van		Trust
%	Alger Small Cap		Discovery Securities		Kampen V.I.	%	MFS® VIT New
	Growth	%	Franklin Mutual		Mid Cap Value		Discovery
%	American Century VP		Shares Securities	%	Ivy Funds VIP Asset	%	MFS® VIT Research
	Income & Growth	%	Franklin Rising		Strategy	%	MFS® VIT Research Bond
%	American Century VP		Dividends	%	Ivy Funds VIP Balanced	%	MFS® VIT Research
	International		Securities	%	Ivy Funds VIP Core Equity		International
%	American Century VP	%	Franklin Small Cap	%	Ivy Funds VIP Dividend	%	MFS® VIT Total Return
	Mid Cap Value		Value Securities		Opportunities	%	MFS® VIT Utilities
%	American Century VP Value	%	Franklin Small-Mid Cap	%	Ivy Funds VIP Energy	%	Neuberger Berman AMT
%	BlackRock Basic Value V.I.		Growth Securities	%	Ivy Funds VIP Global Bond		Guardian
%	BlackRock Capital	%	Franklin Strategic Income	%	Ivy Funds VIP Growth	%	Neuberger Berman AMT
	Appreciation V.I.		Securities	%	Ivy Funds VIP High Income		Socially Responsive
%	BlackRock Equity	%	Franklin US Government	%	Ivy Funds VIP International	%	Oppenheimer Global
	Dividend V.I.		Securities		Core Equity		Securities Fund/VA
%	BlackRock Global	%	Goldman Sachs VIT	%	Ivy Funds VIP International	%	Oppenheimer Global
	Allocation V.I.		Government Income		Growth		Strategic Income Fund/VA
%	BlackRock Global	%	Goldman Sachs VIT	%	Ivy Funds VIP Limited-Term	%	Oppenheimer International
	Opportunities V.I.		Growth Opportunities		Bond		Growth Fund/VA
%	BlackRock Large Cap	%	Goldman Sachs VIT	%	Ivy Funds VIP Mid Cap	%	Oppenheimer Main Street
	Core V.I.		Large Cap Value		Growth		Small Cap Fund®/VA
%	BlackRock Large Cap	%	Goldman Sachs VIT	%	Ivy Funds VIP Real Estate	%	PIMCO VIT All Asset
	Growth V.I.		Mid Cap Value		Securities	%	PIMCO VIT
%	DWS Blue Chip VIP	%	Goldman Sachs VIT	%	Ivy Funds VIP Science and		CommodityRealReturn
%	DWS Capital Growth VIP		Strategic Growth		Technology		Strategy
%	DWS Dreman Small Mid	%	Goldman Sachs VIT	%	Ivy Funds VIP Small Cap	%	PIMCO VIT Emerging
	Cap Value VIP		Strategic International		Growth		Markets Bond
%	DWS Global		Equities	%	Ivy Funds VIP Small Cap Value	%	PIMCO VIT Foreign Bond
	Opportunities VIP	%	Goldman Sachs VIT	%	Ivy Funds VIP Value		(Unhedged)
%	DWS Global Thematic VIP		Structured Small Cap	%	Janus Aspen Enterprise	%	PIMCO VIT Global Bond (Unhedged)
%	DWS Government & Agency		Equities	%	Janus Aspen Forty	%	PIMCO VIT High Yield
	Securities VIP	%	Invesco V.I. Core Equity	%	Janus Aspen Janus Portfolio	%	PIMCO VIT Low Duration
%	DWS Large Cap Value VIP	%	Invesco V.I. Global	%	Janus Aspen Overseas	%	PIMCO VIT Real Return
%	Fidelity® VIP Balanced		Health Care	%	Janus Aspen Perkins Mid	%	PIMCO VIT Total Return
%	Fidelity® VIP Contrafund®	%	Invesco V.I. Global		Cap Value	%	Rydex | SGI VT All Cap Value
%	Fidelity® VIP Disciplined		Real Estate	%	Lord Abbett Series Bond- Debenture VC	%	Rydex | SGI VT All-Asset
	Small Cap	%	Invesco V.I. Government	%	Lord Abbett Series Capital Structure VC		Aggressive Strategy
%	Fidelity® VIP Growth & Income		Securities	%	Lord Abbett Series Classic Stock VC	%	Rydex | SGI VT All-Asset
%	Fidelity® VIP Index 500%		Invesco V.I. High Yield	%	Lord Abbett Series		Conservative Strategy
%	Fidelity® VIP Investment	%	Invesco V.I. International Growth		Developing Growth VC	%	Rydex | SGI VT All-Asset
	Grade Bond	%	Invesco V.I. Mid Cap	%	Lord Abbett Series		Moderate Strategy
%	Fidelity® VIP Mid Cap		Core Equity		Fundamental Equity VC	%	Rydex | SGI VT CLS
%	Fidelity® VIP Overseas	%	Invesco V.I. Small Cap Equity	%	Lord Abbett Series Growth and Income VC		AdvisorOne Amerigo
%	Fidelity® VIP Real Estate	%	Invesco V.I. Utilities	%	Lord Abbett Series Growth	%	Rydex | SGI VT CLS
%	Fidelity® VIP	%	Invesco Van Kampen V.I. Capital Growth		Opportunities VC		AdvisorOne Clermont
	Strategic Income	%	Invesco Van Kampen V.I. Comstock	%	Lord Abbett Series Mid-Cap	%	Rydex | SGI VT CLS
%	Franklin Flex Cap	%	Invesco Van Kampen V.I.		Value VC		AdvisorOne Select Allocation
	Growth Securities		Equity and Income	%	Lord Abbett Series Total	%	Rydex | SGI VT Global
%	Franklin Growth & Income	%	Invesco Van Kampen V.I.		Return VC	%	Rydex | SGI VT High Yield
	Securities		Global Value Equities	%	Lord Abbett Series Value	%	Rydex | SGI VT Large Cap
%	Franklin High Income	%	Invesco Van Kampen V.I.		Opportunities VC		Concentrated Growth
	Securities		Growth and Income			%	Rydex | SGI VT Large
%	Franklin Income Securities						Cap Value
%	Franklin Large Cap Growth
Securities

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8. Indicate Investment Directions (continued from page 3)

Please indicate your investment preferences below. Please use whole percentages totaling 100%

%	Rydex | SGI VT	%	Rydex VT Internet	%	Rydex VT S&P 500%		T. Rowe Price Health
	Managed Asset	%	Rydex VT Inverse		2x Strategy		Sciences Portfolio
	Allocation		Dow 2x Strategy	%	Rydex VT S&P 500%		T. Rowe Price
%	Rydex | SGI VT	%	Rydex VT Inverse		Pure Growth		Limited-Term Bond
	Managed		Government Long	%	Rydex VT S&P 500%		Templeton Developing
	Futures Strategy		Bond Strategy		Pure Value		Markets Securities
%	Rydex | SGI VT	%	Rydex VT Inverse	%	Rydex VT S&P	%	Templeton Foreign
	Mid Cap Value		Mid-Cap Strategy		MidCap		Securities
%	Rydex | SGI VT	%	Rydex VT Inverse		400 Pure Growth	%	Templeton Global Bond
	Multi-Hedge		NASDAQ-100®	%	Rydex VT S&P		Securities
	Strategies		Strategy		MidCap	%	Templeton Growth
%	Rydex | SGI VT	%	Rydex VT Inverse		400 Pure Value		Securities
	Small Cap Value		Russell 2000®	%	Rydex VT S&P	%	Third Avenue Value
%	Rydex | SGI VT U.S.		Strategy		SmallCap 600 Pure	%	Van Eck VIP Global
	Long Short	%	Rydex VT Inverse		Growth		Hard Assets
	Momentum		S&P 500 Strategy	%	Rydex VT S&P	%	Wells Fargo Advantage
%	Rydex VT Banking	%	Rydex VT Japan 2x		SmallCap		Core Equity VT
%	Rydex VT Basic		Strategy		600 Pure Value	%	Wells Fargo Advantage
	Materials	%	Rydex VT Leisure	%	Rydex VT		International Equity VT
%	Rydex VT	%	Rydex VT Mid-Cap		Strengthening	%	Wells Fargo Advantage
	Biotechnology		1.5x Strategy		Dollar 2x Strategy		Intrinsic Value VT
%	Rydex VT	%	Rydex VT NASDAQ-%		Rydex VT	%	Wells Fargo Advantage
	Commodities Strategy		100®		Technology		Omega Growth VT
%	Rydex VT Consumer	%	Rydex VT NASDAQ-%		Rydex VT	%	Wells Fargo Advantage
	Products		100® 2x Strategy		Telecommunications		Opportunity VT
%	Rydex VT Dow 2x	%	Rydex VT Nova	%	Rydex VT	%	Wells Fargo Advantage
	Strategy	%	Rydex VT Precious		Transportation		Small Cap Value VT
%	Rydex VT Electronics		Metals	%	Rydex VT U.S.
%	Rydex VT Energy	%	Rydex VT Real Estate		Government Money	Must Total 100%
%	Rydex VT Energy	%	Rydex VT Retailing		Market
	Services	%	Rydex VT Russell	%	Rydex VT Utilities
%	Rydex VT Europe		2000® 1.5x Strategy	%	Rydex VT Weakening
	1.25x Strategy	%	Rydex VT Russell		Dollar 2x Strategy
%	Rydex VT Financial		2000® 2x Strategy	%	T. Rowe Price
	Services				Blue Chip Growth
%	Rydex VT			%	T. Rowe Price Equity
	Government Long				Income
Bond 1.2x Strategy
%	Rydex VT Health Care

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9. Incentives and Other Considerations

Have you been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? m Yes m No

To the best of your knowledge and belief, has the annuitant been offered any cash incentive or other consideration (such as free insurance) as an inducement to apply for this annuity contract? mYes mNo

10. Statement of Understanding

I have been given a current prospectus that describes the Contract for which I am applying and a current prospectus for each of the funds underlying Investment Options above. I understand that annuity payments and withdrawal values, if any, when based on the investment experience of the Investment Options are variable and dollar amounts are not guaranteed and that any benefits, values or payments based on performance of the Investment Options may vary and are NOT guaranteed by the U.S. Government or any State Government; and are NOT federally insured by the FDIC, the Federal Reserve Board or any other agency, Federal or State. I further understand that I bear all investment risk.

If my annuity contract qualifies under Section 403(b), I declare that I know: (1) the limits on withdrawals from my Contract imposed by Section 403(b)(11) of the Internal Revenue Code; and (2) the investment choices available under my employer’s Section 403(b) plan to which I may elect to transfer my account balance. I understand that the amount paid and the application must be acceptable to FSBL under its rules and practices. If they are, the contract applied for will be in effect on the Contract Date. If they are not, FSBL will be liable only for the return of the amount paid.

❒ Check this box to receive a Statement of Additional Information.

Important Notice Concerning Tax Treatment for Same-Sex Spouses

Pursuant to Section 3 of the federal Defense of Marriage Act (“DOMA”), same-sex marriages currently are not recognized for purposes of federal law. Therefore, the favorable income-deferral options afforded by federal tax law to an opposite-sex spouse under Internal Revenue Code sections 72(s) and 401(a)(9) are currently NOT available to a same-sex spouse. Same-sex spouses who own or are considering the purchase of annuity products that provide benefits based upon status as a spouse should consult a tax advisor. To the extent that an annuity contract or certificate accords to spouses other rights or benefits that are not affected by DOMA, same-sex spouses remain entitled to such rights or benefits to the same extent as any annuity holder’s spouse.

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11. Provide Signature

My signature below indicates the information provided within the application is accurate and true, including my tax identification number.

Tax Identification Number Certification

Instructions: You must cross out item (2) in the below paragraph if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest or dividends on your tax return. For contributions to an individual retirement arrangement (IRA), and generally payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct Tax Identification Number.

Under penalties of perjury I certify that (1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and (2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends or the IRS has notified me that I am no longer subject to backup withholding; and (3) I am a U.S. Person (including a U.S. Resident Alien).

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X
	Signature of Owner	Date (mm/dd/yyyy)	Signed at (City/State)

X
	Signature of Joint Owner	Date (mm/dd/yyyy)

Important Information About Procedures for Opening a New Account

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account.

What this means to you: When you open an account, we will ask for your name, address, date of birth, and other information that will allow us to identify you. We may also ask to see your driver’s license or other identifying documents.

Registered Representative/Dealer Information

Will the Annuity being purchased replace any prior insurance or annuities of this or any other Company?
m
No, to the best of my knowledge, this application is not involved in the replacement of any life insurance or annuity contract, as defined in applicable Insurance Department Regulations, except as stated in Statement above. I have complied with the requirements for disclosure and/or replacement by enclosing a completed and signed Definition of Replacement and leaving a copy of the form with the applicant.

m
Yes. If yes, please enclose a completed and signed (i) Disclosure Statement; (ii) Important Notice form; and (iii) Incoming Funds Transfer form. The agent is required to leave with the applicant a copy of the Disclosure Statement and Important Notice form. Also, if an Application Supplement is applicable (for selecting the dollar cost averaging or asset allocation option), please enclose a completed and signed Application Supplement as well.

Comments:

Print Name of Representative
X
	Signature of Representative			Date (mm/dd/yyyy)
Address
	Street Address	City	State	ZIP Code
	Daytime Phone Number	Email Address

Representative License I.D. Number

Print Name of Broker/Dealer

Mail to: First Security Benefit Life Insurance and Annuity Company of New York • Administrative Office • PO Box 750497 • Topeka, KS 66675-0497 or
Fax to: 1-785-368-1772
Visit us online at www.securitybenefit.com

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